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                                                                   EXHIBIT 10.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into on July 31, 2001, by and among TOM'S FOODS INC., a Delaware corporation (hereinafter referred to as "Borrower") with its chief executive office and principal place of business at 900 8th Street, Columbus, Georgia 31902; the various financial institutions parties from time to time to the Loan Agreement (as hereinafter defined) as lenders ("Lenders"); and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders pursuant to the Loan Agreement (together with its successors in such capacity, "Agent").

                                    RECITALS:

         Borrower, Lenders and Agent are parties to a certain Loan and Security Agreement dated January 31, 2000 (the "Loan Agreement") pursuant to which Agent and Lenders have made certain revolving credit loans to Borrower.

         The parties desire to amend the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

                  a. By deleting Section 6.1 of the Loan Agreement in its entirety and inserting the following in lieu thereof:

                           6.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                                    i.       all Accounts;
                                    ii.      all Supporting Obligations;

                                    iii.     all present and future contract
                  rights, chattel paper, documents, instruments, letters of credit, bankers' acceptances, guaranties and
                  Letter-of-Credit-Rights to the extent relating to Accounts or other


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                  Collateral, all present and future Distributor/Franchisee
                  Receivables and all present and future General Intangibles for the payment of money (including claims and choses in action) to the extent relating to Accounts, Inventory or other Collateral;

                                    iv.      all present and future monies,
                  securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Agent, any Lender or their respective Affiliates, or, to the extent relating to Accounts, Inventory or other Collateral, held at or received by or in transit to any other depository or other institution from or for the account of Borrower, in each case whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts, Inventory and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to Accounts, Inventory or other Collateral; (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party relating to Accounts, Inventory or other Collateral; (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts, Inventory or other Collateral, including returned, repossessed and reclaimed goods; and (iv) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors;

                                    v.      all Inventory;

                                    vi.      all present and future trademarks
                  and tradenames, service marks (together with the goodwill of the business symbolized thereby), patents, copyrights, Software and other Intellectual Property affixed to or appearing on or relating to any Inventory or the products thereof or other Collateral or otherwise used in the manufacturing, processing, marketing, preparation for sale, distribution or sale of Inventory or the products thereof or other Collateral; provided, that the security interests hereby granted in the property described in this SECTION 6.1(VI) shall be limited to such right, title and interest as may be required in order for Agent to exercise its rights and remedies hereunder with respect to the fulfillment of orders, the manufacturing and processing of Inventory and the products thereof, and the marketing, preparation for sale, distribution, sale or other disposition of Inventory and the products thereof, including the receipt and retention by Agent of the proceeds thereof;

                                    vii.    all Records; and

                                    viii.    all products and proceeds of the
                  foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing property described in Section 6.1(i) through (vii), and also including all proceeds of


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                  business interruption insurance and, to the extent relating to
                  Accounts, Inventory or other Collateral, all other insurance proceeds, whether or not constituting proceeds of any Collateral.

                  b. By deleting Section 7.4 of the Loan Agreement in its entirety and inserting the following in lieu thereof:

                           7.4. BORROWING BASE CERTIFICATES. On or before the third Business Day of each week (or less frequently as may be requested by Agent), Borrower shall deliver to Agent a Borrowing Base Certificate prepared as of the close of business of the previous week (provided, unless the Agent otherwise requests, reports as to Eligible Inventory and ineligible Accounts may be prepared as of the close of the previous Fiscal Month), and at such other times as Agent may request. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve.

                  c. By adding the following new Section 8.1.28 to the Loan Agreement immediately after the existing Section 8.1.27:

                           8.1.28. Commercial Transaction. All of the Loans and
                  other transactions contemplated by this Agreement and the other Loan Documents arise out of a commercial transaction and not a consumer transaction or a consumer goods transaction.

                  d. By deleting Sections 9.3.1 and 9.3.2. of the Loan Agreement in their entirety and inserting the following in lieu thereof:

                           9.3.1. Working Capital. Borrower shall at all times
                  maintain Working Capital in an amount greater than $7,000,000.

                           9.3.2. Availability. Borrower shall maintain
                  Availability in an amount greater than $1,000,000 until the later of (i) June 30, 2002 or (ii) such time as the Fleet LC ceases to be outstanding.

                  e. By adding the following new Section 9.3.3. to the Loan Agreement immediately following Section 9.3.2:

                           9.3.3. Fixed Charge Coverage Ratio. Maintain a Fixed
                  Charge Coverage Ratio of not less than 1.0 to 1.0, calculated on a quarterly basis at the end of each Fiscal Quarter for the immediately preceding 4 Fiscal Quarters, commencing with the Fiscal Quarter ending on September 8, 2001.


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                  f.       By adding the following new Section 10.1.13 to the
Loan Agreement immediately following Section 10.1.12:

                           10.1.13. Nestle Agreement. Promptly deliver to Agent,
                  for application to the Obligations, all portions of the Escrow Deposit returned to Borrower by Nestle or Escrow Agent pursuant to the Nestle Agreement, after deducting therefrom the Transaction Costs incurred by the Borrower in connection with the repayment of the Bond-Related Debt.

                  g. By deleting the definitions of "Availability Reserve," "Borrowing Base," "Direct Payment Event" and "General Intangible" from Appendix A to the Loan Agreement and inserting the following in lieu thereof:

                           Availability Reserve - on any date of determination
                  thereof, an amount equal to the sum of the following (without duplication): (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Agent from time to time in its reasonable credit judgment based upon Borrower's historical losses due to such shrinkage;
                  (ii) any amounts that any Obligor is obligated to pay pursuant to the provision of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (iii) the LC Reserve; (iv) aggregate amount of reserves established by Agent in its reasonable discretion in respect of ACH (automated clearinghouse) transfers or obligations of Borrower under any Interest Rate Contract; (v) reserves imposed by Agent for unpaid payables incurred in connection with the purchase of goods as to which a statutory trust under PACA may arise in the event of non-payment and reserves imposed by Agent pursuant to SECTION 1.1.5 of the Agreement; (vi) a liquidity reserve of $2,000,000; and (vii) such additional reserves as Agent, in the exercise of its reasonable credit judgment, may elect to impose from time to time to protect Agent and Lenders from diminution in the quantity, quality or value of any of the Collateral.

                           Borrowing Base - on any date of determination
                  thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolver Commitments on such date, minus the LC Outstanding on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount on such date, plus the LC Formula Amount, minus (ii) the Availability Reserve on such date.

                           Direct Payment Event - either of the following events
                  or conditions: (i) Availability is on any date less than $1,000,000 or (ii) the occurrence or existence of an Event of Default, including such an Event of Default arising from a breach of Section 9.3.2 of the Agreement whether or not Agent or Lenders exercise any remedies on account thereof or waive such Event of Default.


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                           General Intangible - shall have the meaning ascribed
                  to "general intangible" in the UCC and shall include tax refund claims, Payment Intangibles, Software and Intellectual Property.

                  h. By adding the following new definitions to Appendix A in the proper alphabetical sequence.

                           Escrow Agent - shall have the meaning ascribed to
                  such term in the Nestle Agreements.

                           Escrow Deposit - shall have the meaning ascribed to
                  such term in the Nestle Agreements.

                           Fixed Charge Coverage Ratio - for any period, for
                  Borrower and its Subsidiaries on a Consolidated basis, the ratio of (i) EBITDA for such period (excluding from the calculation of EBITDA up to $419,000 of extraordinary acquisition expenses incurred by Borrower for the Fiscal Quarter ending December 30, 2000 and up to $579,000 of non-recurring restructuring costs incurred by Borrower for the Fiscal Quarter ending March 24, 2001), minus Capital Expenditures other than Financed Capital Expenditures for such period to the extent the aggregate amount of such Capital Expenditures exceeds $1,500,000, minus federal, state and local income taxes for such period, to (ii) Fixed Charges for such period.

                           Fixed Charges - for any period, the sum of Borrower's
                  and its Subsidiaries' (i) total cash interest expense (excluding any non-cash interest payments made by Borrower on account of the Class A Preferred Stock), plus (ii) regularly scheduled payments of principal on Funded Debt due during such period (but excluding (a) up to $1,000,000 of principal and interest payments made by Borrower with respect to Bond-Related Debt during the Fiscal Quarter ending September 9, 2000 and the Fiscal Quarter ending September 8, 2001 and
                  (b) any prepayments of the Bond-Related Debt and Public Notes), plus (iii) cash Distributions permitted by the Agreement.

                           Fleet LC - shall mean one or more irrevocable standby
                  letters of credit to be procured by certain of Borrower's parent's shareholders from one or more issuers at all times acceptable to Agent, for the benefit of Agent, which shall (i) have an expiry date of not earlier than July 31, 2002, (ii) provide, among other things, that (A) Agent shall be entitled to draw upon such letters of credit in any amount not to exceed the amount of the Obligations at any time that an Event of Default exists and (B) that Agent may make partial and multiple draws under such letters of credit, (iii) be otherwise in form and substance satisfactory to Agent, in its sole discretion, (iv) the face amount of which shall be reduced by the aggregate amount of money transferred by Escrow Agent or Nestle to Borrower and used by Borrower to reduce the Obligations, and (v) be in the aggregate initial face amount of not less than $3,000,000.


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                           LC Formula Amount - on any date of determination
                  thereof, an amount equal to the lesser of (i) 100% of the undrawn amount of the Fleet LC or (ii) $3,000,000 minus the remainder of (a) the aggregate amount of money transferred by Escrow Agent or Nestle to Borrower from the Escrow Deposit, minus (b) the Transaction Costs; provided, that the LC Formula Amount shall equal zero on the earlier of (i) June 30, 2002 or
                  (ii) any date the Fleet LC ceases to be in full force and effect or Agent is stayed or enjoined by any action, suit or proceeding from submitting any draw request with respect thereto or the issuer thereof is stayed or enjoined from honoring any draw request; provided, further, that the LC Formula Amount shall not exceed $1,750,000 at any time after the earlier to occur of (i) January 2, 2002 or (ii) the of date the initial transfer of money from the Escrow Agent to Borrower by Nestle or Escrow Agent pursuant to the Nestle Agreement.

                           Letter-of-Credit Right - a right of Borrower to
                  payment or performance under a letter of credit (whether the letter of credit is written or electronic), whether or not a Borrower has demanded or is at the time entitled to demand payment or performance.

                           Nestle - Nestle UK Ltd.

                           Nestle Agreements - shall mean, collectively, the IRB
                  Escrow Agreement dated June 27, 1988, among Borrower, Nestle UK Ltd. and United States Trust Company and that certain letter agreement between Borrower and Nestle UK Ltd. dated July 16, 2001 relating thereto.

                           Payment Intangible - shall have the meaning ascribed
                  to "payment intangible" in the UCC.

                           Software - shall have the meaning ascribed to
                  "software" in the UCC.

                           Supporting Obligations - shall have the meaning
                  ascribed to "supporting obligation" in the UCC.

                           Transaction Costs - shall mean the lesser of (i) the
                  transaction costs incurred by the Borrower in connection with the repayment of the Bond-Related Debt or (ii) $200,000.

         3. RATIFICATION AND REAFFIRMATION. Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

         4. ACKNOWLEDGMENTS AND STIPULATIONS. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); and the security interests and Liens granted by


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Borrower in favor of Agent, for the benefit of itself as Agent and the Pro Rata benefit of Lenders, are duly perfected , first priority security interest as Agent and the Pro Rata benefit of Lenders, are duly perfected, first priority security interests and Liens.

         5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Stipulated Defaults (as defined in the Letter Agreement), which have not been and are not hereby waived by Agent and Lenders; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and except as may have been disclosed in writing by Borrower to Lender prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

         6. REFERENCE TO LOAN AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

         7. BREACH OF AMENDMENT. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

         8. CONDITION PRECEDENT. The effectiveness of the amendments contained in Section 2 hereof, are subject to Agent's receipt of the Fleet LC, in form and substance satisfactory to Agent.

         9. EXPENSES OF AGENT AND LENDERS. Borrower agrees to pay, on demand, all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limited the costs and fees of Agent's and Lenders' legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

         10. EFFECTIVENESS GOVERNING LAW. This Amendment shall be effective upon acceptance by Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be covered by and construed in accordance with the internal laws of the State of Georgia.

         11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         12. NO NOVATION, ETC. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

         13. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall


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constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature thereto.

         14. FURTHER ASSURANCES. Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

         15. SECTION TITLES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not part of the agreements among the parties hereto.

         16. RELEASE OF CLAIMS. To induce Agent and Lenders to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Agent and each Lender arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Agent and Lenders that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Agent or any Lender.

         17. WAIVER OF JURY TRIAL. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to atrial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ATTEST:                                      TOM'S FOODS INC.
                                             ("Borrower")


/s/  Sharon M. Sanders                       By:  /s/ S. Albert Gaston
----------------------------------              --------------------------------
Secretary                                    Name:  S. Albert Gaston
                                                  ------------------------------

[CORPORATE SEAL]                             Title: Sr. Vice President/CFO
                                                   -----------------------------

         Accepted and agreed to in Atlanta, Georgia, this 31st day of July, 2001.

                                             FLEET CAPITAL
                                             CORPORATION, as Agent and as the
                                             sole Lender

                                             By:  /s/ Ashley C. Cone
                                                --------------------------------

                                             Name: Ashley C. Cone
                                                  ------------------------------

                                             Title: Assistant Vice President
                                                   -----------------------------